In the office of
Dean Heller
Secretary of State

CERTIFICATE OF REVERSE STOCK SPLIT
FOR
GLOBAL INNOVATIVE SYSTEMS INC.

The undersigned President and Secretary of GLOBAL INNOVATIVE SYSTEMS INC., a Nevada corporation (the "Corporation"), hereby certify for the purposes of Nevada Revised Statute 78.209 as follows:

  The Board of Directors of the Corporation has unanimously approved, by written consent, dated November 8, 2003, an eighty (80) for one (1) reverse stock split (the "Reverse Stock Split") of the Corporation's authorized, issued and outstanding common stock.

  The total authorized number of shares of the Corporation before the effective date of the Reverse Stock Split was Two Hundred Million (200,000,000) shares of common stock with a par value of $0.001.

  The total authorized number of shares after the effective date of the Reverse Stock Split shall be Two Million Five Hundred Thousand (2,500,000) shares of common stock with a par value of $0.001.

  The Corporation shall issue one (1) share of common stock in exchange for every eighty (80) shares of common stock issued and outstanding immediately prior to the effective date of the Reverse Stock Split.

  Stockholders who would otherwise be entitled to a fractional share shall be issued an additional fraction of a share as is necessary to increase a fractional share to a full share.

  The approval of the stockholders of the Corporation is not required to effect the Reverse Stock Split.

  The Reverse Stock Split shall be effective on the date that this Certificate is filed with the Nevada Secretary of State.

Dated this 8th day of November, 2003.

/s/ William McGinty
WILLIAM MCGINTY, President

This instrument was acknowledged before me on November 8, 2003, by WILLIAM MCGINTY, known or proved to be the person executing the above instrument.

/s/ Signed
Notary Public